Exhibit 99.1

NEWS RELEASE

Media Contact
Drew Prairie
512-602-4425
drew.prairie@amd.com

Investor Contact
Ruth Cotter
408-749-3887
ruth.cotter@amd.com

AMD Reports 2015 Third Quarter Results

•	Strong 13% quarter-over-quarter revenue growth

•	$65 million inventory write-down primarily of older-generation APUs

•	Announced corporate restructuring plan to further reduce operating expenses

•	Announcing a definitive agreement for Assembly, Test, Mark and Pack (ATMP) manufacturing joint venture

SUNNYVALE, Calif. - October 15, 2015 - AMD (NASDAQ:AMD) today announced revenue for the third quarter of 2015 of $1.06 billion, operating loss of $158 million, and net loss of $197 million, or $0.25 per share. Non-GAAP(1) operating loss was $97 million and non-GAAP(1) net loss was $136 million, or $0.17 per share. GAAP and non-GAAP results include a $65 million inventory write-down and the impact of this charge to loss per share was $0.08.

GAAP Financial Results

	Q3-15	Q2-15	Q3-14
Revenue	$1.06B	$942M	$1.43B
Operating income (loss)	$(158)M	$(137)M	$63M
Net income (loss) / Earnings (loss) per share	$(197)M/(0.25)	$(181)M$(0.23)	$17M/$0.02

Non-GAAP Financial Results1

	Q3-15	Q2-15	Q3-14
Revenue	$1.06B	$942M	$1.43B
Operating income (loss)	$(97)M	$(87)M	$87M
Net income (loss) / Earnings (loss) per share	$(136)M$(0.17)	$(131)M$(0.17)	$41M/$0.05

“AMD delivered double-digit percentage sequential revenue growth in both of our segments in the third quarter,” said Dr. Lisa Su, AMD president and CEO. “We continue to take targeted actions to improve long-term financial performance, build great products and simplify our business model. The formation of a joint venture of our back-end manufacturing assets is a significant step towards achieving these goals and strengthening our balance sheet.”

Q3 2015 Results

•
Revenue of $1.06 billion, up 13 percent sequentially and down 26 percent year-over-year. The sequential increase was due to solid seasonal semi-custom and strong desktop processor and GPU sales. The year-over-year decline was primarily due to decreased sales in the Computing and Graphics segment.

•
Gross margin of 23 percent, down 2 percentage points sequentially, due to an inventory write-down of $65 million. Non-GAAP(1) gross margin, including the impact of the inventory write-down was 23 percent, down 5 percentage points sequentially. The inventory write-down was due to lower anticipated future demand for older-generation APUs. The gross margin impact of the inventory write-down was 6 percentage points.

•
Operating loss of $158 million, compared to an operating loss of $137 million for the prior quarter. Non-GAAP(1) operating loss of $97 million, compared to non-GAAP(1) operating loss of $87 million in Q2 2015, primarily due to lower gross margin.

•
Net loss of $197 million, loss per share of $0.25, and non-GAAP(1) net loss of $136 million, non-GAAP(1) loss per share of $0.17, compared to a net loss of $181 million, loss per share of $0.23 and non-GAAP(1) net loss of $131 million, non-GAAP(1) loss per share of $0.17 in Q2 2015. The impact of the inventory write-down to EPS was $0.08.

•	Cash and cash equivalents were $755 million at the end of the quarter, down $74 million from the end of the prior quarter, due primarily to a $69 million debt interest payment.

•	Total debt at the end of the quarter was $2.26 billion, flat from the prior quarter.

Financial Segment Summary

•
Computing and Graphics segment revenue increased 12 percent sequentially and decreased 46 percent from Q3 2014. The sequential increase was primarily due to higher sales of desktop processors and GPUs and the annual decrease was driven primarily by lower client processor sales.

◦
Operating loss was $181 million, compared with an operating loss of $147 million in Q2 2015 and an operating loss of $17 million in Q3 2014. The sequential change was primarily driven by an inventory write-down of older-generation products partially offset by higher revenue. The year-over-year change was primarily driven by lower sales.

◦	Client processor average selling price (ASP) decreased sequentially and year-over-year primarily driven by lower notebook processor ASP.

◦	GPU ASP was flat sequentially and increased year-over-year. The year-over-year change was due to new GPU product offerings and improved AIB ASP.

•
Enterprise, Embedded and Semi-Custom segment revenue increased 13 percent sequentially, primarily driven by seasonally higher sales of our semi-custom SoCs. The year-over-year decrease of 2 percent was primarily driven by lower embedded product and server processor sales.

◦
Operating income was $84 million compared with $27 million in Q2 2015 and $108 million in Q3 2014. The sequential increase was primarily due to the absence of the $33 million charge associated with a technology node transition in Q2 2015 and higher sales. The year-over-year decrease was primarily driven by a portion of the Q3 2015 inventory write-down and product mix.

•
All Other category operating loss was $61 million compared with operating losses of $17 million in Q2 2015 and $28 million in Q3 2014. The sequential and year-over-year increases were due to restructuring charges recorded in Q3 2015.

ATMP Manufacturing Facilities Joint Venture
As a part of AMD’s ongoing strategic plan to sharpen its focus on designing high-performance technologies and products that drive profitable growth, AMD today announced the signing of a definitive agreement to create a joint venture with Nantong Fujitsu Microelectronics (NFME) that combines AMD’s high-volume ATMP facilities and experienced workforce in Penang, Malaysia and Suzhou, China with NFME’s established outsourced semiconductor assembly and test (OSAT) expertise to offer differentiated capabilities and scale to service a broad range of customers. The value of the transaction is $436 million and NFME will take an 85 percent ownership of the joint venture. AMD will receive $371 million in cash and expects net proceeds of approximately $320 million, net of taxes and other charges at close. This transaction is expected to close in the first half of 2016, pending successful completion of regulatory approvals.

Recent Highlights

•	AMD expanded its offerings for the commercial client market with new product announcements and security-focused technology partnerships that address the needs of business users and IT decision makers:

◦
For the first time, AMD was the exclusive launch processor partner for HP’s newest EliteBook commercial client systems featuring the latest AMD PRO A-Series mobile and desktop processors (formerly codenamed “Carrizo PRO” and “Godavari PRO”). AMD’s new commercial processors deliver exceptional performance and dependability to meet the evolving budget and IT needs of businesses today and tomorrow. AMD PRO mobile processors power some of the first-to-market commercial notebook systems running the Microsoft® Windows® 10 operating system and are the industry’s first commercial processors designed to be compliant with the Heterogeneous Systems Architecture (HSA) 1.0 specification.

•
AMD demonstrated innovation leadership with the introduction of the AMD Radeon™ R9 Nano, the fastest Mini ITX graphics card[2] ever created and the world’s smallest enthusiast GPU, featuring High-Bandwidth Memory (HBM) to deliver up to 30 percent more performance[3] and up to 30 percent lower power[4] than AMD’s previous generation graphics cards.

•	AMD announced the AMD A8-7670K APU delivering an excellent experience and value for today’s mainstream workloads, eSports online gaming, and Microsoft® Windows® 10.

•
AMD delivered seamless and intuitive support for Windows® 10 and DirectX® 12 across AMD APU and GPU solutions with its new AMD Catalyst™ 15.7 Driver update and continued to out-perform its competitors in DirectX® 12 performance, including in the Ashes of the Singularity and Fable Legends benchmarks.

•	AMD further solidified itself as a leader in the embedded market with new product introductions and design wins:

◦	Announced multiple new discrete AMD Embedded Radeon™ graphics options specifically designed to advance the visual and parallel processing capabilities of embedded applications.

◦
Bolstered its No. 1 position in the thin client space with the announcement that the new FUJITSU FUTRO S920, S720 and S520 are powered by AMD Embedded G-Series SOCs, which couple high-performance computing and graphics capability in a highly-integrated, low-power design.

•
AMD released a carbon footprint analysis of the 6th Generation AMD A-Series APU, formerly codenamed “Carrizo”, showing that using the new processor can result in up to a 50 percent reduction in greenhouse gas emissions compared to AMD’s previous generation APU.

•	AMD displayed the versatility of its FirePro™ professional graphics to address a variety of markets:

◦	Introduced the world’s first server GPU with 32GB of memory for high performance compute (HPC).

◦
Announced new professional graphics design wins with the Dell Precision™ 3510, 7510, and 7710 mobile workstations powered by AMD FirePro™ mobile GPUs to address the mobile performance needs of engineers and design pros.

◦	Showcased the power of FirePro professional graphics technologies to create stunning visual effects for global film productions such as Baahubali: The Beginning and Golden Drops.

◦	Unveiled the world’s first hardware-based virtualized GPU solution. With the AMD Multiuser GPU, IT pros can easily configure solutions to allow up to 15 users on a single AMD GPU.

•
AMD formed the Radeon Technologies Group to bring a vertical focus on graphics and immersive computing development. With this strategic alignment, AMD is well-positioned to expand its role as the graphics industry leader, recapturing share across traditional graphics markets, and staking leadership positions in new markets such as virtual and augmented reality.

Current Outlook
AMD’s outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.
For Q4 2015, AMD expects revenue to decrease 10 percent, plus or minus 3 percent, sequentially.
For additional details regarding AMD’s results and outlook please see the CFO commentary posted at quarterlyearnings.amd.com.

AMD Teleconference
AMD will hold a conference call for the financial community at 2:00 p.m. PDT (5:00 p.m. EDT) today to discuss its third quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com. The webcast will be available for 12 months after the conference call.

Reconciliation of GAAP to Non-GAAP Gross Margin

(Millions except percentages)	Q3-15	Q2-15	Q3-14
GAAP Gross Margin	$239	$232	$494
GAAP Gross Margin %	23%	25%	35%
Technology node transition charge	—	33	—
Stock-based compensation*	—	1	1
Non-GAAP Gross Margin	$239	$266	$495
Non-GAAP Gross Margin %	23%	28%	35%

Reconciliation of GAAP to Non-GAAP Operating Income (Loss)

(Millions)	Q3-15	Q2-15	Q3-14
GAAP operating income (loss)	$(158)	$(137)	$63
Technology node transition charge	—	33	—
Restructuring and other special charges, net	48	—	—
Amortization of acquired intangible assets	—	—	3
Stock-based compensation*	13	17	21
Non-GAAP operating income (loss)	$(97)	$(87)	$87

Reconciliation of GAAP to Non-GAAP Net Income (Loss)/Earnings (Loss) per Share

(Millions except per share amounts)	Q3-15		Q2-15		Q3-14
GAAP net income (loss) /Earnings (loss) per share	$(197)	$(0.25)	$(181)	$(0.23)	$17	$0.02
Technology node transition charge	—	—	33	0.04	—	—
Restructuring and other special charges, net	48	0.06	—	—	—	—
Amortization of acquired intangible assets	—	—	—	—	3	—
Stock-based compensation*	13	0.02	17	0.02	21	0.03
Non-GAAP net income (loss) / earnings (loss) per share	$(136)	$(0.17)	$(131)	$(0.17)	$41	$0.05

*	Beginning in Q1 2015, AMD started excluding the impact of stock-based compensation from non-GAAP results. Prior periods have been adjusted accordingly.

About AMD
For more than 45 years, AMD has driven innovation in high-performance computing, graphics, and visualization technologies — the building blocks for gaming, immersive platforms, and the datacenter. Hundreds of millions of consumers, leading Fortune 500 businesses, and cutting-edge scientific research facilities around the world rely on AMD technology daily to improve how they live, work, and play. AMD employees around the world are focused on building great products that push the boundaries of what is possible. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, Facebook and Twitter pages.

Cautionary Statement
This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. (“AMD” or the “Company”) including AMD’s ability to improve its long-term financial performance, build great products and simplify its business model; recapture profitable share across traditional graphics market; AMD’s ability to stake leadership positions in new markets such as AR and VR; AMD’s expected fourth quarter of 2015 revenue statements regarding the proposed joint ventures (the "JVs") between AMD and Nantong Fujitsu Microelectronics, Co., Ltd., including the JVs' expected future performance (including expected results of operations and financial guidance); synergies from the proposed transaction; the JVs' future financial condition, operating results, strategy and plans; statements about regulatory and other approvals; the closing date for the proposed transaction; financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation’s dominance of the microprocessor market and its aggressive business practices may limit AMD's ability to compete effectively; AMD relies on GF to manufacture most of its microprocessor and APU products and certain of its GPU and semi-custom products. If GF is not able to satisfy AMD's manufacturing requirements, its business could be adversely impacted; AMD relies on third parties to manufacture its products, and if they are unable to do so on a timely basis in sufficient quantities and using competitive technologies, AMD's business could be materially adversely affected; failure to achieve expected manufacturing yields for AMD's products could negatively impact its financial results; the success of AMD's business is dependent upon its ability to introduce products on a timely basis with features and performance levels that provide value to its customers while supporting and coinciding with significant industry transitions; if AMD cannot generate sufficient revenue and operating cash flow or obtain external financing, it may face a cash shortfall and be unable to make all of its planned investments in research and development or other strategic investments; AMD may not be able to successfully implement its business strategy to refocus its business to address markets beyond its core PC market to high-growth adjacent markets; the loss of a significant customer may have a material adverse effect on us; global economic uncertainty may adversely impact AMD's business and operating results; AMD may not be able to generate sufficient cash to service its debt obligations or meet its working capital requirements; AMD has a substantial amount of indebtedness which could adversely affect its financial position and prevent it from implementing its strategy or fulfilling its contractual obligations; the agreements governing AMD's notes and its Secured Revolving Line of Credit for a principal amount up to $500 million (Secured Revolving Line of Credit) impose restrictions on AMD that may adversely affect its ability to operate its business; the markets in which AMD's products are sold are highly competitive; uncertainties involving the ordering and shipment of AMD's products could materially adversely affect it; the completion and impact of the 2015 Restructuring Plan, its transformation initiatives and any future restructuring actions could adversely affect it; AMD's receipt of revenue from its semi-custom SoC products is dependent upon its technology being designed into third-party products and the success of those products; the demand for AMD's products depends in part on the market conditions in the industries into which they are sold. Fluctuations in demand for AMD's products or a market decline in any of these industries could have a material adverse effect on its results of operations; AMD's ability to design and introduce new products in a timely manner is dependent upon third-party intellectual property; AMD depends on third-party companies for the design, manufacture and supply of motherboards and other computer platform components to support its business; if AMD loses Microsoft Corporations support for its products or other software vendors do not design and develop software to run on AMD's products, its ability to sell its products could be materially adversely affected; AMD may incur future impairments of goodwill; AMD's reliance on third-party distributors and AIB partners subjects it to certain risks; AMD's inability to continue to attract and retain qualified personnel may hinder its product development programs; in the event of a change of control, AMD may not be able to repurchase its outstanding debt as required by the applicable indentures and its Secured Revolving Line of Credit, which would result in a default under the indentures and its Secured Revolving Line of Credit; the semiconductor industry is highly cyclical and has experienced severe downturns that have materially adversely affected, and may continue to materially adversely affect, its business in the future; AMD's business is dependent upon the proper functioning of its internal business processes and information systems and modification or interruption of such systems may disrupt its business, processes and internal controls; data breaches and cyber-attacks could compromise AMD's intellectual property or other confidential, sensitive information and cause significant damage to its business, competitive position and reputation while subjecting it to potential litigation; AMD's operating results are subject to quarterly and seasonal sales patterns; if essential equipment or materials are not available to manufacture its products, AMD could be materially adversely affected; if AMD's products are not compatible with some or all industry-standard software and hardware, it could be materially adversely affected; costs related to defective products could have a material adverse effect on AMD; if AMD fails to maintain the efficiency of its supply chain as it responds to changes in customer demand for its products, its business could be materially adversely affected; AMD outsources to third parties certain supply-chain logistics functions, including portions of its product distribution, transportation management and information technology support services; acquisitions could disrupt its business, harm its financial condition and operating results or dilute, or adversely affect the price of its common stock; AMD's worldwide operations are subject to political, legal and economic risks and natural disasters, which could have a material adverse effect on it; worldwide political conditions may adversely affect demand for AMD's products; unfavorable currency exchange rate fluctuations could adversely affect AMD; AMD's inability to effectively control the sales of its products on the gray market could have a material adverse effect on it; if AMD cannot adequately protect its technology or other intellectual property in the United States and abroad, through patents, copyrights, trade secrets, trademarks and other measures, it may lose a competitive advantage and incur significant expenses; AMD is a party to litigation and may become a party to other claims or litigation that could cause it to incur substantial costs or pay substantial damages or prohibit it from selling its products; AMD's business is subject to potential tax liabilities; a variety of environmental laws including conflict mineral rules that AMD is subject to could result in additional costs and liabilities; and higher health care costs and labor costs could adversely affect AMD's business. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2015.

AMD, the AMD Arrow logo, FirePro, LiquidVR, Opteron, Radeon, and combinations thereof, are trademarks of Advanced Micro Devices, Inc. ARM is a registered trademark of ARM Limited in the EU and other countries. Microsoft and Windows are registered trademarks of Microsoft Corporation in the US and other jurisdictions. OpenCL is a trademark of Apple Inc. used by permission by Khronos. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

1.
In this earnings press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP earnings (loss) per share. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this earnings press release. AMD also provided adjusted EBITDA and non-GAAP free cash flow as supplemental measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this earnings press release. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the CFO Commentary.

2.
Testing conducted by AMD engineering on the AMD Radeon™ R9 290X GPU vs. the AMD Radeon™ R9 Fury X GPU. Data obtained through isolated direct measurement of GDDR5 and HBM power delivery rails at full memory utilization. Power efficiency calculated as GB/s of bandwidth delivered per watt of power consumed. AMD Radeon™ R9 290X (10.66 GB/s bandwidth per watt) and R9 Fury X (42.66 GB/s bandwidth per watt) GPU, AMD FX-8350, Gigabyte GA-990FX-UD5, 8GB DDR3-1866, Windows 8.1 x64 Professional, AMD Catalyst™ 15.20 Beta HBM-1

3.
Typical-use Energy Efficiency as defined by taking the ratio of compute capability as measured by common performance measures such as SpecIntRate, PassMark and PCMark, divided by typical energy use as defined by ETEC (Typical Energy Consumption for notebook computers) as specified in Energy Star Program Requirements Rev 6.0 10/2013. “Kaveri” relative compute capability (4.5) of baseline divided by relative energy efficiency (0.45) of baseline = 10X. “Carrizo” relative compute capability (5.8) of baseline divided by relative energy efficiency (0.23) of baseline = 25.2X (which is 2.4x that of “Kaveri”) CZN-59

4.
Testing by AMD Performance Labs using an AMD FX-8800P with AMD Radeon™ R7 graphics, 2x4 DDR3-2133, 256 GB SSD, Windows 8.1 64bit, driver 15.10 scored 2753 in 3DMark® 11 performance. Core™ i7 5500U with HD 5500 graphics, DDR3-1600, 256 SSD, Windows 8.1 64bit, driver 4156 scored 1350 in 3DMark 11 Performance CZN-58

5.
Results are based on theoretical performance. The ORION cluster features 300 of the AMD FirePro S9150 GPU installations. According to AMD specifications, the total of all 5.07 teraFLOPS of peak single-precision results in 1,521 petaFLOPS (300 x 5.07 TFLOPS) and the total of all 2.53 teraFLOPS peak double-precision results in 0.76 petaFLOPS (300 x 2.53 TFLOPS) of compute performance.

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions except per share amounts and percentages)

	Three Months Ended			Nine Months Ended
	September 26, 2015	June 27, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Net revenue	$1,061	$942	$1,429	$3,033	$4,267
Cost of sales	822	710	935	$2,236	$2,788
Gross margin	239	232	494	797	1,479
Gross margin %	23%	25%	35%	26%	35%
Research and development	241	235	278	718	834
Marketing, general and administrative	108	134	150	373	460
Amortization of acquired intangible assets	—	—	3	3	10
Restructuring and other special charges, net	48	—	—	135	—
Operating income (loss)	(158)	(137)	63	(432)	175
Interest expense	(39)	(40)	(43)	(119)	(136)
Other expense, net	—	(3)	(1)	(3)	(70)
Income (loss) before income taxes	(197)	(180)	19	(554)	(31)
Provision for income taxes	—	1	2	4	8
Net income (loss)	$(197)	$(181)	$17	$(558)	$(39)
Net income (loss) per share
Basic	$(0.25)	$(0.23)	$0.02	$(0.72)	$(0.05)
Diluted	$(0.25)	$(0.23)	$0.02	$(0.72)	$(0.05)
Shares used in per share calculation
Basic	785	778	770	780	765
Diluted	785	778	785	780	765
ADVANCED MICRO DEVICES, INC. CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Millions)
	Three Months Ended			Nine Months Ended
	September 26, 2015	June 27, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Total comprehensive income (loss)	$(207)	$(174)	$15	$(568)	$(38)

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions)

	September 26, 2015	June 27, 2015	December 27, 2014
Assets
Current assets:
Cash and cash equivalents	$755	$829	$805
Marketable securities	—	—	235
Accounts receivable, net	648	687	818
Inventories, net	761	799	685
Prepayments to GLOBALFOUNDRIES	20	19	113
Prepaid expenses	63	54	32
Other current assets	182	63	48
Total current assets	2,429	2,451	2,736
Property, plant and equipment, net	194	289	302
Acquisition related intangible assets, net	—	—	65
Goodwill	320	320	320
Other assets	286	321	344
Total Assets	$3,229	$3,381	$3,767
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Short-term debt	$230	$235	$177
Accounts payable	388	454	415
Payable to GLOBALFOUNDRIES	226	197	218
Accrued liabilities	408	432	518
Other current liabilities	137	30	40
Deferred income on shipments to distributors	60	51	72
Total current liabilities	1,449	1,399	1,440
Long-term debt	2,030	2,034	2,035
Other long-term liabilities	86	89	105
Stockholders' equity (deficit):
Capital stock:
Common stock, par value	8	8	8
Additional paid-in capital	6,997	6,984	6,949
Treasury stock, at cost	(122)	(121)	(119)
Accumulated deficit	(7,204)	(7,007)	(6,646)
Accumulated other comprehensive loss	(15)	(5)	(5)
Total Stockholders' equity (deficit)	(336)	(141)	187
Total Liabilities and Stockholders' Equity (Deficit)	$3,229	$3,381	$3,767

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Millions)

	Three Months Ended	Nine Months Ended
	September 26, 2015	September 26, 2015
Cash flows from operating activities:
Net Loss	$(197)	$(558)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	42	133
Stock-based compensation expense	13	47
Non-cash interest expense	2	8
Restructuring and other special charges, net	11	83
Other	6	7
Changes in operating assets and liabilities:
Accounts receivable	35	164
Inventories	24	(93)
Prepayments to GLOBALFOUNDRIES	3	97
Prepaid expenses and other assets	(40)	(113)
Accounts payable, accrued liabilities and other	12	(74)
Payable to GLOBALFOUNDRIES	30	9
Net cash used in operating activities	$(59)	$(290)
Cash flows from investing activities:
Purchases of available-for-sale securities	—	(227)
Purchases of property, plant and equipment	(25)	(64)
Proceeds from maturities of available-for-sale securities	—	462
Proceeds from sale of property, plant and equipment	8	8
Net cash provided by (used in) investing activities	$(17)	$179
Cash flows from financing activities:
Net proceeds from grants	4	8
Proceeds from issuance of common stock	—	1
Proceeds from borrowings, net	—	100
Repayments of long-term debt and capital lease obligations	—	(44)
Other	(2)	(4)
Net cash provided by financing activities	$2	$61
Net decrease in cash and cash equivalents	(74)	(50)
Cash and cash equivalents at beginning of period	$829	$805
Cash and cash equivalents at end of period	$755	$755

ADVANCED MICRO DEVICES, INC.
SELECTED CORPORATE DATA
(Millions except headcount)

	Three Months Ended			Nine Months Ended
	September 26, 2015	June 27, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Segment and Category Information
Computing and Graphics (1)
Net revenue	$424	$379	$781	$1,335	$2,470
Operating loss	$(181)	$(147)	$(17)	$(403)	$(20)
Enterprise, Embedded and Semi-Custom (2)
Net revenue	637	563	648	1,698	1,797
Operating income	84	27	108	156	290
All Other (3)
Net revenue	—	—	—	—	—
Operating loss	(61)	(17)	(28)	(185)	(95)
Total
Net revenue	$1,061	$942	$1,429	$3,033	$4,267
Operating income (loss)	$(158)	$(137)	$63	$(432)	$175
Other Data
Depreciation and amortization, excluding amortization of acquired intangible assets	$42	$45	$46	$130	$145
Capital additions	$25	$17	$29	$64	$73
Adjusted EBITDA (4)	$(55)	$(42)	$133	$(84)	$409
Cash, cash equivalents and marketable securities	$755	$829	$938	$755	$938
Non-GAAP free cash flow (5)	$(84)	$(75)	$(11)	$(354)	$(287)
Total assets	$3,229	$3,381	$4,325	$3,229	$4,325
Total debt	$2,260	$2,269	$2,208	$2,260	$2,208
Headcount	9,475	9,469	10,149	9,475	10,149
See footnotes on the next page

(1)	Computing and Graphics segment primarily includes desktop and notebook processors, chipsets, discrete graphics processing units (GPUs) and professional graphics.
(2)	Enterprise, Embedded and Semi-Custom segment primarily includes server and embedded processors, semi-custom System-on-Chip (SoC) products, development services and technology for game consoles.
(3)
All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments. Also included in this category are amortization of acquired intangible assets and stock-based compensation expense. In addition, the Company also included the following adjustments for the indicated periods: for the third quarter of 2015 and nine months ended September 26, 2015, the Company included net restructuring and other special charges; and for the nine months ended September 27, 2014, the Company included an adjustment for workforce rebalancing severance charges.

(4)	Reconciliation of GAAP Operating Income (Loss) to Adjusted EBITDA*

	Three Months Ended			Nine Months Ended
	September 26, 2015	June 27, 2015	September 27, 2014	September 26, 2015	September 27, 2014
GAAP operating income (loss)	$(158)	$(137)	$63	$(432)	$175
Restructuring and other special charges, net	48	—	—	135	—
Technology node transition charge	—	33	—	33	—
Stock-based compensation expense	13	17	21	47	65
Amortization of acquired intangible assets	—	—	3	3	10
Depreciation and amortization	42	45	46	130	145
Workforce rebalancing severance charges	—	—	—	—	14
Adjusted EBITDA	$(55)	$(42)	$133	$(84)	$409

(5)    Non-GAAP free cash flow reconciliation**

	Three Months Ended			Nine Months Ended
	September 26, 2015	June 27, 2015	September 27, 2014	September 26, 2015	September 27, 2014
GAAP net cash provided by (used in) operating activities	$(59)	$(58)	$18	$(290)	$(214)
Purchases of property, plant and equipment	(25)	(17)	(29)	(64)	(73)
Non-GAAP free cash flow	$(84)	$(75)	$(11)	$(354)	$(287)

*
The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization, stock-based compensation expense and amortization of acquired intangible assets. In addition, the Company also excluded the following adjustments for the indicated periods: for the third quarter of 2015 and nine months ended September 26, 2015, the Company excluded restructuring and other special charges, net, for the second quarter of 2015 and nine months ended September 26, 2015, the Company excluded a technology node transition charge, and for the nine months ended September 27, 2014, the Company excluded an adjustment for workforce rebalancing severance charges. The Company calculates and communicates Adjusted EBITDA because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

**
The Company also presents non-GAAP free cash flow as a supplemental measure of its performance. Non-GAAP free cash flow is determined by adjusting GAAP net cash provided by (used in) operating activities for capital expenditures. The Company calculates and communicates non-GAAP free cash flow in the financial earnings press release because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities. The Company has provided reconciliations within the earnings press release of these non-GAAP financial measures to the most directly comparable GAAP financial measures.